UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2009

CALLAWAY GOLF COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-10962	95-3797580
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2180 Rutherford Road, Carlsbad, California	92008-7328
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (760) 931-1771

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 10, 2009, Callaway Golf Company (the “Company”) held a Special Meeting of Shareholders to consider a proposal to approve the issuance of the shares of the Company’s common stock issuable upon conversion of the Company’s 7.50% Series B Cumulative Perpetual Convertible Preferred Stock (the “Preferred Stock”) that equals or exceeds 20% of the voting power or the number of shares of the Company’s common stock outstanding immediately prior to the original issuance of the Preferred Stock (the “Proposal”). At the Special Meeting, the Company’s shareholders approved the Proposal, thus permitting holders of the Preferred Stock to convert any or all of their Preferred Stock into shares of the Company’s common stock at any time.

The voting results for the Proposal were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
47,549,745	846,683	71,649	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CALLAWAY GOLF COMPANY
(Registrant)

Date: September 10, 2009	By:	/s/ Brian P. Lynch
Brian P. Lynch
Vice President and Corporate Secretary